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                                                                   PRESS RELEASE
                                  EXHIBIT 99.A

FOR RELEASE March 4, 2002

    Contact:  Jim Taylor, Chief Financial Officer
              972-869-3400
              jtaylor@thomasgroup.com

  o  THOMAS GROUP INC. ANNOUNCES FOURTH QUARTER EARNINGS RELEASE CONFERENCE CALL

We would like to invite you to participate in a conference call with Senior Management of Thomas Group, Inc.

NASDAQ/NMS SYMBOL:   TGIS
FRIDAY, MARCH 8TH, 2002
8:00 A.M. CST, 9:00 A.M. EST

We will discuss the earnings for the fourth quarter of 2001, and the outlook for the year 2001. Following Management's statement, there will be a question and answer session for callers.

To participate in the Conference Call, please call 800-450-0788 from the U.S. or 612-332-1213 from outside the U.S., on Friday, March 8th, 2002 at 7:55 a.m. CST/8:55 a.m. EST. You will need to know the name of:

The call:              Thomas Group Fourth Quarter Earnings Release
                       Conference Call
The company contact:   Jim Taylor

Although interactive participation in the call will be limited to investment professionals, any interested party may listen to a live broadcast of the call via the Internet by logging on to www.vcall.com. Interested persons are encouraged to log on to the vcall approximately 15 minutes prior to the designated start time in case they need to download any software. For those unable to listen to the live broadcast, a replay will be available at the same web site beginning immediately after the conclusion of the call and continuing through midnight on Thursday, March 14th, 2002.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT JIM TAYLOR AT 972-869-3400.  THANK
YOU.

FOR PLAYBACK OF THE CONFERENCE CALL, BEGINNING 12:30 P.M. 03/08/02 AND ENDING 11:59 P.M. ON 03/14/02, U.S. CALLERS MAY CALL 800-475-6701 AND INTERNATIONAL CALLERS MAY CALL 320-365-3844. THE CONFERENCE CALL REPLAY ID# IS 630384.

                                                                    THOMAS GROUP
        5221 North O'Connor Boulevard Suite 500 Irving, TX 75039-3753 - Telephone (972) 869 3400, FAX 972-443-1701 - www.thomasgroup.com